UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  AUGUST 5, 2009

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 5, 2009, the Company announced its earnings for the Fiscal Year 2009 Third Quarter ended June 30, 2009. A copy of the press release summarizing these earnings is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additional information with respect to the Company’s consolidated statements of operations for the three months and nine months ended June 30, 2009 and 2008, an analysis of revenues and contract drilling costs for the three months and nine months ended June 30, 2009 and condensed consolidated balance sheets at June 30, 2009 and September 30, 2008 are attached hereto as Exhibits 99.2, 99.3, and 99.4 respectively, which are being furnished; however, should not be deemed to be filed under Section 18 of the Exchange Act.

ITEM 7.01 REGULATION FD DISCLOSURE

The ATWOOD HUNTER completed the drilling program for Noble Energy, Inc. offshore Israel on July 15, 2009 at which time, it was moved to sheltered water to undergo required classification inspections which have now been completed.  The rig incurred approximately ten days of zero rate for these required inspections.  The rig is currently being mobilized to Ghana at a dayrate of $460,000 and upon arrival estimated in early September, will commence drilling for Kosmos Energy Ghana under its joint contract with Noble and Kosmos which extends into late 2012 at an operating dayrate around the mid-$500,000’s.

The SEAHAWK is in the process of being relocated to a new drilling site under its contract for Amerada Hess Equatorial Guinea, Inc.  During the relocation period (estimated to take 30 days to complete), the rig’s dayrate will be reduced from around $87,000 to around $67,000.  The ATWOOD FALCON will complete its current contract commitment with Sarawak Shell Berhad (“Shell”) offshore Malaysia on August 19, 2009 and immediately, on August 20, 2009, commence a new two year contract commitment with Shell at a dayrate of $425,000.

The ATWOOD BEACON has completed its contract offshore India and is currently being demobilized to a stacking location in India.  The ATWOOD SOUTHERN CROSS and the RICHMOND remain idle in West Africa and the U.S. Gulf of Mexico, respectively.  Contract opportunities are currently being pursued for all three rigs; however, there are no guarantees that these rigs will not have idle time for the remainder of fiscal year 2009 and into fiscal year 2010.

Additional information with respect to the Company’s Fleet Status Report at August 5, 2009 is attached hereto as Exhibit 99.5.  Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act.  The Fleet Status Report has also been posted on the Company’s website at www.atwd.com.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

ITEM 9.01                                EXHIBITS

EXHIBIT 99.1    PRESS RELEASE DATED AUGUST 5, 2009

EXHIBIT 99.2   CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2009 AND 2008

EXHIBIT 99.3   ANALYSIS OF REVENUES AND CONTRACT DRILLING COSTS FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2009

EXHIBIT 99.4   CONDENSED CONSOLIDATED BALANCE SHEETS AT JUNE 30, 2009 AND SEPTEMBER 30, 2008

EXHIBIT 99.5   FLEET STATUS REPORT AT AUGUST 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ James M. Holland
James M. Holland
Senior Vice President

DATE:    August 5, 2009

EXHIBIT INDEX

EXHIBIT NO.                                                                                     DESCRIPTION

99.1	Press Release dated August 5, 2009

99.2	Consolidated Statements of Operations for the Three Months and Nine Months ended June 30, 2009 and 2008

99.3	Analysis of Revenues and Drilling Costs for the Three Months and Nine Months ended June 30, 2009

99.4	Condensed Consolidated Balance Sheets at June 30, 2009 and September 30, 2008

99.5	Fleet Status Report at August 5, 2009